Exhibit 24


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O'REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below (1) (a) a Registration Statement on Form S-8 to be filed by Conexant Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 350,000 shares of Common Stock, par value $1 per share, of the Company (including the associated preferred share purchase rights, the "Company Common Stock") to be delivered under the Company's Directors Stock Plan and (b) a Registration Statement or Registration Statements on Form S-8 to be filed by the Company with the Commission for the purpose of registering under the Securities Act 1,275,000 shares of Company Common Stock and an indeterminate amount of interests to be delivered under the Company's Retirement Savings Plan and 225,000 shares of Company Common Stock and an indeterminate amount of interests to be delivered under the Company's Hourly Employees' Savings Plan and
(2) any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                Signature                                      Title                               Date
                ---------                                      -----                               ----
        /s/ Dwight W. Decker                    Chairman of the Board and Chief                  April 22, 2002
----------------------------------------           Executive Officer (principal
          Dwight W. Decker                        executive officer) and Director


         /s/ Donald R. Beall                                 Director                            April 22, 2002
----------------------------------------
           Donald R. Beall


                Signature                                      Title                               Date
                ---------                                      -----                               ----

       /s/ Richard M. Bressler                               Director                            April 22, 2002
----------------------------------------
         Richard M. Bressler


        /s/ Ralph J. Cicerone                                Director                            April 22, 2002
----------------------------------------
          Ralph J. Cicerone


       /s/ Hossein Eslambolchi                               Director                            April 22, 2002
----------------------------------------
         Hossein Eslambolchi


        /s/ F. Craig Farrill                                 Director                            April 22, 2002
----------------------------------------
          F. Craig Farrill


      /s/ Balakrishnan S. Iyer                        Senior Vice President and                  April 22, 2002
----------------------------------------            Chief Financial Officer (principal
        Balakrishnan S. Iyer                        financial officer) and Director


         /s/ Jerre L. Stead                                  Director                            April 22, 2002
----------------------------------------
           Jerre L. Stead


         /s/ J. Scott Blouin                         Senior Vice President, Chief                April 22, 2002
----------------------------------------          Accounting Officer and Controller
           J. Scott Blouin                          (principal accounting officer)
